UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2008

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POZEN INC.
(Exact Name of Registrant as Specified in Charter)

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Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2008, pursuant to an incentive program approved by the Compensation Committee of the Board of Directors of POZEN Inc. (the “Company”), performance based stock options were granted to all of the Company’s employees, including the Company’s executive officers, to purchase up to an aggregate of 300,000 shares of common stock. Twenty-five percent (25%) of the options granted will vest upon the acceptance by the U.S. Food and Drug Administration (FDA) of the New Drug Application (NDA) for PN 400, a proprietary fixed dose combination of the PPI esomeprazole magnesium with the NSAID naproxen in a single tablet being developed by the Company with AstraZeneca AB for the management of pain and inflammation associated with conditions such as osteoarthritis and rheumatoid arthritis in patients who are at risk for developing NSAID-associated gastric ulcers.  The remaining seventy-five (75%) of the options granted will vest upon the receipt by the Company of an action letter from the FDA indicating approval of the NDA for PN 400.  The options, which were granted under the Company’s Second Amended and Restated 2000 Equity Compensation Plan (the “Plan”), have a ten-year term and an exercise price equal to the Nasdaq reported market closing price of the common stock on May 6, 2008, the date of grant.  The options also include provisions that require satisfactory employee performance prior to vesting.  The stock option grants were awarded to incentivize employees, including the executive officers, on the achievement of these milestones and to remain with the Company through the NDA filing and  approval of PN 400.

As a part of this Company-wide incentive program,  options relating to a total of 103,900 shares of common stock were granted to the executive officers of the Company, Dr. John R. Plachetka, President and CEO, Dr. Marshall E. Reese, Executive Vice President, Product Development, William L. Hodges, Senior Vice President, Finance and Administration and CFO, and Gilda M. Thomas, Senior Vice President and General Counsel, as set forth below:

Executive Officer	Number of Stock Options
John R. Plachetka	50,800
Marshall E. Reese	21,100
William L. Hodges	16,600
Gilda M. Thomas	15,400

The form of the nonqualified stock option award agreement for this incentive program is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On May 6, 2008, the Compensation Committee also approved the following annual base salary increase, cash bonus, and incentive option award for Marshall E. Reese, Executive Vice President, Product Development, as set forth below:

Cash Bonus	Number of Stock Options
$12,600	20,000

Dr. Reese's annual base salary was increased by 4.0% to $326,485, effective May 6, 2008.  Dr. Reese’s 20,000 performance based stock options were granted on May 6, 2008 pursuant to, and subject to, the terms of the Plan. The stock options (i) have a ten-year term, (ii) have an exercise price equal to the closing sale price of the Company’s common stock, as reported on NASDAQ, on the date of grant, (iii) vest upon the acceptance by FDA of the NDA for PN 400, and (iv) otherwise were granted on the same standard terms and conditions as other stock options granted pursuant to the Plan.

The cash bonus and stock options for Dr. Reese were awarded in the discretion of the Compensation Committee.  The cash bonus was awarded in recognition of Dr. Reese’s’ contributions to the April 15, 2008 approval by FDA of the NDA for Treximet™, the combination of GlaxoSmithKline’s sumatriptan and naproxen sodium in a single tablet developed by the Company for the acute treatment of migraine pursuant to a development and commercialization agreement with GlaxoSmithKline.  The stock option grant was awarded to incentivize Dr. Reese to work with the Company to progress the Company’s products in development, including PN 400, and to remain with the Company until the FDA acceptance of the NDA for PN 400.

Item 9.01. Financial Statements and Exhibits

(a) Exhibits

10.1	Form of Nonqualified Stock Option Agreement for PN 400 Incentive Program, issued pursuant to the POZEN Inc. Second Amended and Restated 2000 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date: May 8, 2008